EXHIBIT 99.1




              CORECOMM LIMITED FILES FORM DELAYING 10K FILING


                       New York (April 2, 2001) CoreComm Limited
(NASDAQ: COMM) today announced that it has filed the appropriate form with the Securities and Exchange Commission delaying the filing of its Form 10-K for the year ended December 31, 2000. It anticipates that it will file such report by April 12, 2001.

                       CoreComm is in the process of significant discussions with certain existing lenders as well as prospective financing sources with a goal of finalizing the terms of certain possible financings that would provide for ongoing liquidity. No assurance can be given that such new financings will be achieved or the terms thereof.

                       CoreComm believes that the above transactions, if completed, would materially impact its financial statements and disclosure (including the report of its independent accountants, its disclosure as to its financial condition, as well as the liquidity and capital resources).

                       CoreComm stated that it is delaying payment of interest for the period ended April 1, 2001 on its 6% Convertible Subordinated Notes due 2006 and for the period ended March 31, 2001 on its Senior Unsecured
Notes due 2003 pending the outcome of the discussions described above. Provisions of the indenture governing the 6% Convertible Notes and Senior Unsecured Notes provide for a 30 day grace period and a five day grace period, respectively, before failure to pay interest causes an event of default to have occurred. CoreComm also stated that its Board of Directors had not declared dividends for the dividend period ended March 30, 2001 for its 8.5% Senior Convertible Preferred Stock, Series A and Series A-1 and Series B Senior Convertible Exchangeable Preferred Stock due to lack of determination of sufficient surplus under applicable state corporate law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated. We assume no obligation to update the forward-looking statements contained herein.

                             * * * * * *

Contact:  CoreComm Limited:

            Michael Peterson, Vice President - Corporate Development Richard J. Lubasch, General Counsel
            212-906-8485